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                                                                   EXHIBIT 99.1




                               CAMBREX CORPORATION
     CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)



Pursuant to the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Sections 1350 (a) and (b)), the undersigned hereby certifies as follows:


     1. James A. Mack is the President, Chairman of the Board and Chief Executive Officer of Cambrex Corporation, and is a member of the Benefits Administration Committee of the Cambrex Corporation Savings Plan (the "Plan").

     2.   The undersigned certifies:

               a. The Plan's Form 11K for the annual period ended December 31, 2002, accompanying this Certification, in the form filed with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and

               b. The information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.




Dated:  June 30, 2003

                                    /s/ James A. Mack
                                    -------------------------------------------
                                    James A. Mack, President
                                    Chairman of the Board and
                                    Chief Executive Officer

                                    On behalf of the Benefits Administration
                                    Committee of the Cambrex Corporation Savings
                                    Plan





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